UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2007

VA Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2007, VA Software Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with CollabNet, Inc. (“CollabNet”), pursuant to which CollabNet purchased substantially all of the assets and assumed certain liabilities of the Company’s SourceForge Enterprise Edition business (the “SourceForge Enterprise Software Business”). Following the Company’s sale of the SourceForge Enterprise Software Business to CollabNet, the position in which Darryll E. Dewan has served, as the Company’s group president of SourceForge Enterprise Software, was eliminated and Mr. Dewan’s employment with the Company will terminate effective as of the close of business on April 30, 2007 (the “Termination Date”).

On April 30, 2007, the Company entered into a Severance Agreement and Release (the "Severance Agreement") with Mr. Dewan. This Severance Agreement will become effective on May 8, 2007, unless Mr. Dewan chooses to exercise his right of revocation. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Pursuant to the Severance Agreement, Mr. Dewan will receive a lump sum separation payment of $160,000, less applicable withholding and other standard deductions. Also pursuant to the Severance Agreement, the Company has agreed to reimburse Mr. Dewan for health insurance premium payments in the amount of $1,091.81 per month for up to six months from May 2007 through October 2007.

On August 31, 2006, the Company granted Mr. Dewan a restricted stock award of 100,000 shares of the Company’s common stock, with time-based vesting (the “Time-Based RSA”). Pursuant to the Severance Agreement, Mr. Dewan will receive additional vesting of the Time-Based RSA as if he had continued to be employed by the Company for an additional six (6) month period beyond the Termination Date.

Pursuant to the Severance Agreement, Mr. Dewan shall also have a nine (9) month extended exercise period, commencing on the Termination Date, during which Mr. Dewan may exercise any and all of his vested stock options. As a part of the Severance Agreement, Mr. Dewan entered into a standard release of claims relating to the Company and its officers, agents and employees and has further agreed to a twelve (12) month nonsolicitation covenant with respect to the Company’s employees.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

EXHIBIT	DESCRIPTION
NUMBER

10.1	Separation Agreement and Release between VA Software Corporation and Darryll E. Dewan, dated April 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION a Delaware corporation

By:	/s/ Patricia S. Morris

Patricia S. Morris Senior Vice President and Chief Financial Officer
Date: May 4 , 2007

EXHIBIT INDEX
Exhibit Number	Description

10.1	Separation Agreement and Release between VA Software Corporation and Darryll E. Dewan, dated April 30, 2007